UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2021

SURGEPAYS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-40992	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3124 Brother Blvd, Suite 104

Bartlett, TN 38133

(Address of principal executive offices, including zip code)

847-648-7541

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SURG	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	SURGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed by SurgePays, Inc. (the “Company”), it entered into an asset purchase agreement with GBT in September 2019 (the “APA”). Subsequently, the Company was a party to two lawsuits in state District Court, the Eighth Judicial District Court for Clark County, Nevada involving AltCorp Trading, LLC, Stanley Hills, LLC, and Glen Eagles Acquisition LP (the “AltCorp Parties.”). Each of these lawsuits were ultimately disputes relating to the total consideration the Company paid to GBT Technologies, Inc. (“GBT”) to acquire all of the assets of, among other entities, ECS Prepaid LLC (“ECS”).

On October 18, 2021, the AltCorp Parties, GBT, and the Company entered into a non-binding Memorandum of Understanding (the “MOU”) to set up a framework for an attempt to settle the two lawsuits.

On December 22, 2021 (the “Effective Date”), pursuant to the framework in the MOU, the AltCorp Parties, Igor 1 Corp. (an entity related to the AltCorp Parties), the Company, ECS, and, in his individual capacity, Kevin Brian Cox (the Company’s Chief Executive Officer), entered into a Resolution of Purchase, Mutual Release, and Settlement Agreement (the “Settlement Agreement”) to settle the two lawsuits and resolve all disputes related to the consideration paid by the Company to GBT in connection with the APA. This Settlement Agreement was entered into pursuant to a resolution of the Company’s Board of Directors authorizing the negotiation of and entry into of such agreement.

Master Distribution and Service Agreement

As part of this agreement, the company has acquired GBT’s rights to a certain Master Distribution and Service Agreement between Interactive Communications International, Inc. and W.L. Petrey Wholesale Company, Inc., d/b/a UGO-HUB dated August 29, 2016 (the “MDA”), as amended. The MDA contains sales channel access to a variety of unique wholesale prepaid products with approximately $1,500,000 to $2,500,000 in monthly revenue. The MDA is the subject of a lawsuit between GBT and Robert Warren Jackson, RWJ Advanced Marketing LLC, and Gregory Bauer int federal district court in Nevada (the “GBT Lawsuit”).

If the result of the GBT Lawsuit is an assignment of the MDA to GBT or that GBT or an affiliate of GBT is the legal owner of the MDA, GBT or such affiliate will assign the MDA to Surge and GBT shall be entitled to receive the Escrow Amount. If the result of the GBT Lawsuit is a monetary judgment without the assignment or legal decree of ownership of the MDA, GBT shall be entitled to receive the Escrow Amount and shall assign and timely pay to the Company the first one million dollars ($1,000,000) GBT recovers from the defendants in the GBT Lawsuit. In the event that GBT does not prevail in the GBT Lawsuit then it shall be entitled to release of the Escrow Amount but shall be responsible for any fees and costs obligation sought by the defendants in the GBT Lawsuit.

Payment to Stanley Hills

The Company agreed to make total payments of four million two hundred thousand dollars ($4,200,000) to Stanley Hills, LLC on or prior to January 7, 2022. This $4.2 million amount consists of a total of four hundred fifty thousand dollars ($450,000) paid by the Company in November and December 2021, one hundred thousand dollars ($100,000) to be paid on or about January 4, 2022, and three million six hundred fifty thousand dollars ($3,650,000) to be paid on or prior to January 7, 2022 of which three hundred seventy-five thousand dollars ($375,000) will be held in escrow (the “Escrow Amount”).

Potential Payment to Igor 1 Corp.

In addition, Igor 1 Corp. currently holds one hundred ten thousand (110,000) shares of the Company’s common stock that has a restrictive legend (the “Igor Shares”). The owner of Igor 1 Corp. will be responsible for and shall pay for attempting to have the restrictive legend from the Igor Shares removed (with the Company agreeing to pay seven hundred fifty dollars ($750) to help pay for the legal opinion required). If Igor 1 Corp. is unable to have the legend removed prior to January 30, 2022, the Company will pay Igor 1 Corp. five hundred thousand dollars ($500,000) within five (5) trading days to purchase the Igor Shares back and then cancel them.

Potential Payment to Glen Eagles and Related Entity

Glen Eagles and a related entity currently own three thousand (3,000) shares of the Company’s common stock (the “Glen Eagles Shares”). The Glen Eagles shares shall be sold on the open market within thirty (30) days following the Effective Date. If for any reason the consideration for the Glen Eagles shares is less than fifteen thousand dollars ($15,000), the Company will have the obligation to compensate Glen Eagles for the difference between the actual amount received and $15,000. Such difference shall be paid within five (5) days of Glen Eagles providing written proof of the proceeds of the sale of the Glen Eagles Shares.

Replacement of Prior Agreements, Resolution of Actions, and Mutual Releases

The Settlement Agreement replaces all prior agreements between the parties. In addition, within three (3) trading days of the last payment related to the $4.2 million payment to Stanley Hills being made, the parties shall make filings with the state District Court in Clark County, Nevada to dismiss both lawsuits, including, regarding the lawsuit filed by AltCorp Trading, LLC, the dismissal of the lawsuit as to VStock Transfer, LLC, to which the Company owed certain indemnification obligations. The parties agreed to a full mutual release of any disputes or claims between the parties.

The foregoing description of the Settlement Agreement is not complete and is qualified in its entirety by reference to the full text of the Settlement Agreement which is filed as exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Resolution of Purchase, Mutual Release, and Settlement Agreement, by and among, SurgePays, Inc. and Parties Listed Therein, dated December 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SURGEPAYS, INC.

Date: December 23, 2021	By:	/s/ Kevin Brian Cox
	Name:	Kevin Brian Cox
	Title:	Chief Executive Officer